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                                    EXHIBIT 5

                     OPINION OF GIBSON, DUNN & CRUTCHER LLP


                                September 5, 2001

(949) 451-3800                                                     C 51286-00003

La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, California 92121

        Re: Registration Statement on Form S-8 for 2,000,000 Additional Shares of Common Stock

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of an additional 2,000,000 shares of common stock of the Company, par value $0.01 per share ("Common Stock"), of which up to 1,700,000 shares will be issued from time to time under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan (the "1994 Plan"), and up to 300,000 shares will be issued from time to time under the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (the "1995 Plan").

        For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us. As to facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

        On the basis of and in reliance upon the foregoing and assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, we are of the opinion that assuming the shares of Common Stock being offered under the 1994 Plan are issued and paid for in accordance with the provisions of the 1994 Plan and the consideration is valid under state law (and not less than the par value per share), such shares will be validly issued, fully paid and nonassessable, and assuming the shares of Common Stock being offered under the 1995 Plan are issued and paid for in accordance with the provisions of the 1995 Plan and the consideration is valid under state law (and not less than the par value per share), such shares will be validly issued, fully paid and nonassessable.

        This opinion is limited to the General Corporation Law of the State of Delaware and federal laws of the United States, as such laws currently exist. We assume no obligation to revise or supplement this opinion should such laws, or interpretations thereof, be changed.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,



                                            /s/ Gibson, Dunn & Crutcher LLP
                                            GIBSON, DUNN & CRUTCHER LLP

MWS/LJM/MJB